As filed with the Securities and Exchange Commission on March 1, 2005
        Post-Effective amendment No. 1 to Registration Statement
                      on Form S-8 (NO. 333-73740)


                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                  Washington, D. C.   20549


                POST-EFFECTIVE AMENDMENT NO. 1
                             TO

                          FORM S-8
                  REGISTRATION STATEMENT
                           UNDER
                THE SECURITIES ACT OF 1933



                OHIO CASUALTY CORPORATION
(Exact name of registrant as specified in its charter)

             OHIO                   31-0783294
   (State or other jurisdiction    (IRS Employer
	of incorporation)	Identification No.)


                     9450 Seward Road
                  Fairfield, Ohio  45014
(Address, including zip code, of principal executive offices)


                   Employment Agreement,
           Effective as of September 19, 2001,
            between Ohio Casualty Corporation
                   and Donald F. McKee
                 (Full title of the Plan)

                      Debra K. Crane
        Senior Vice President, General Counsel and Secretary
                Ohio Casualty Corporation
                    9450 Seward Road
                   Fairfield OH 45014
                    (513) 603-2400
    (Name, address, and telephone number, including area code, of agent for service)

        DEREGISTRATION OF 250,000 SHARES OF COMMON STOCK

This Post-Effective Amendment No. 1 to Registration Statement No. 333-73740 on Form S-8 filed on November 20, 2001 by Ohio Casualty Corporation (the "Registrant") is filed to deregister under the Securities Act of 1933, as amended (the "Securities Act"), 250,000 of the 450,000 shares that were originally registered on this Registration Statement but were never issued.









                                SIGNATURES


	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of Ohio, on the 25th day of February, 2005.



                                    OHIO CASUALTY CORPORATION





                                By: /s/ Debra K. Crane
                                    -------------------------------------
                                    Debra K. Crane, Senior Vice President,
                                        General Counsel and Secretary










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




Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the persons and in the capacities and on the dates indicated:


Signature                       Title                       Date


/s/ Dan R. Carmichael
----------------------                                  February 25, 2005
Dan R. Carmichael       President/Chief Executive
                          Officer and Director


/s/ Michael A. Winner
----------------------
Michael A. Winner        Chief Financial Officer        February 25, 2005


/s/ Terrence J. Baehr
----------------------                                  February 25, 2005
Terrence J. Baehr		Director


/s/ Jack E. Brown
----------------------                                  February 25, 2005
Jack E. Brown                   Director


/s/
-----------------------
William P. Boardman		Director


/s/ Catherine E. Dolan                                  February 25, 2005
-----------------------
Catherine E. Dolan		Director


/s/ Philip G. Heasley                                   February 25, 2005
-----------------------
Philip G. Heasley		Director


/s/ Ralph S. Michael III                                February 25, 2005
------------------------
Ralph S. Michael III		Director


/s/ Stanley N. Pontius                                  February 25, 2005
-----------------------
Stanley N. Pontius            Lead Director


/s/ Jan H. Suwinski                                     February 25, 2005
---------------------
Jan H. Suwinski                 Director


/s/ Michael L. Wright                                   February 25, 2005
----------------------
Michael L. Wright		Director


/s/ Robert A. Oakley					February 25, 2005
----------------------
Robert A. Oakley		Director




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